Exhibit 99.1

Radian Announces Sale of Clayton Services LLC to Covius Holdings and Sets Fourth Quarter Conference Call for February 6, 2020

PHILADELPHIA--(BUSINESS WIRE)--January 22, 2020--Radian Group Inc. (NYSE: RDN), announced today the sale of Clayton Services LLC to Covius Holdings, a leading provider of technology-enabled solutions to the financial services industry. Clayton Services, acquired by Radian as part of Clayton Holdings, provides loan acquisition, RMBS securitization and distressed asset reviews and servicer and loan surveillance services. The sale is consistent with Radian’s strategic focus on its core mortgage and real estate businesses and reflects the repositioning of its Services segment initiated in 2017. Terms of the transaction were not disclosed. The company does not expect the sale of Clayton Services to have a material net impact on Radian’s future financial results but does anticipate that for the fourth quarter of 2019 it will record a pre-tax, non-cash impairment of goodwill and other acquired intangible assets of approximately $18.5 million related to this transaction without reference to other factors affecting its fourth quarter results.

“The driving force behind all that we do at Radian is our focus on our core mortgage and real estate capabilities and our commitment to serving the strategic needs of our clients,” said Chief Executive Officer Rick Thornberry. “We continually evaluate and refine the strategic solutions that we offer across the mortgage and real estate value chain, and part of that evaluation means making adjustments when necessary. We will continue to focus on building our core mortgage and real estate products and services through a data-driven, digital transformation that has come to define our One Radian strategy.”

In addition to its core Mortgage Insurance and Risk Services businesses, Radian will maintain all of the services and products offered through Green River Capital, a leading provider of REO asset management and single-family rental services; Red Bell Real Estate, a company using data and analytics combined with innovative technology to deliver real estate brokerage services and a broad array of leading-edge residential real estate valuation products; Five Bridges Advisors, a developer of proprietary software, data analytics and predictive models leveraging artificial intelligence, machine learning and traditional econometric techniques; Radian Title Insurance, an innovative next generation national title underwriter, and Radian Settlement Services, a national centralized title agency and settlement services provider. These companies remain important contributors to Radian’s growing Real Estate Services business.

Approximately 550 employees supporting Clayton Services will join the Covius team. Thornberry added, “We are very proud of our Clayton Services team for their hard work and dedication on behalf of Radian and wish them continued success as part of the Covius organization.”

Fourth Quarter and Year-end 2019 Conference Call

Radian will hold a conference call on Thursday, February 6, 2020, at 10:00 a.m. Eastern time to discuss the company’s fourth quarter and year-end 2019 results, which will be announced after the market closes on Wednesday, February 5, 2020.

The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 877.692.8955 inside the U.S., or 234.720.6979 for international callers, using passcode 147628 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 866.207.1041 inside the U.S., or 402.970.0847 for international callers, passcode 6489036.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

About Radian

Radian is ensuring the American dream of homeownership responsibly and sustainably through products and services that include industry-leading mortgage insurance and a comprehensive suite of mortgage, real estate and title services. We are informed by data and analytics, powered by technology, and driven to deliver new and better ways of doing business across the mortgage and real estate value chain. Learn more about Radian’s financial strength and flexibility at www.radian.biz and visit www.radian.com to see how Radian is shaping the future of mortgage and real estate services.

Forward-looking Statements

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as "anticipate," "may," "will," "could," "should," "would," "expect," "intend," "plan," "goal," "contemplate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "strategy," "future," "likely" or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission.

Contacts

Emily Riley – Phone: 215.231.1035
Email: emily.riley@radian.com

Rashi Iyer – Phone: 215.231.1167
Email: rashi.iyer@radian.com